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                                                             EXHIBIT NO. EX-99.A

                        DIMENSIONAL INVESTMENT GROUP INC.

                      ARTICLES SUPPLEMENTARY TO THE CHARTER


     DIMENSIONAL INVESTMENT GROUP INC., a Maryland corporation having its principal office in Baltimore, Maryland (hereinafter called the "Corporation") and registered under the Investment Company Act of 1940 as an open-end company, hereby certifies, in accordance with the requirements of Section 2-208 and 2-208.1 of the Maryland General Corporation Law, to the State Department of Assessments and Taxation of Maryland that:

     FIRST: The Corporation has authority to issue a total of Four Billion (4,000,000,000) shares of stock, with a par value of One Cent ($.01) per share, having an aggregate par value of Forty Million Dollars ($40,000,000), all of which shall be considered common stock. The allocation of shares of common stock to each of its fifteen existing Classes is as follows:

                                                         NUMBER OF SHARES OF COMMON STOCK
                                                            (PAR VALUE $.01 PER SHARE)
                      CLASS DESIGNATION                           ALLOCATED
                      -----------------                  -------------------------------
The DFA 6-10 Institutional                                        200,000,000
  Portfolio Shares

The DFA International Value                                       200,000,000
  Portfolio Shares

U.S. Large Cap Value                                              200,000,000
  Portfolio II Shares

U.S. 6-10 Value                                                   200,000,000
  Portfolio II Shares

DFA International Value                                           200,000,000
  Portfolio II Shares

DFA International Value                                           200,000,000
  Portfolio III Shares


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                                                         NUMBER OF SHARES OF COMMON STOCK
                                                            (PAR VALUE $.01 PER SHARE)
                      CLASS DESIGNATION                           ALLOCATED
                      -----------------                  -------------------------------
U.S. Large Cap Value                                              200,000,000
  Portfolio III Shares

RWB/DFA U.S. High Book  to                                        200,000,000
  Market Portfolio  Shares

RWB/DFA Two-Year Corporate                                        200,000,000
  Fixed Income Portfolio Shares

RWB/DFA Two-Year Government                                       200,000,000
  Portfolio Shares

DFA International Value                                           200,000,000
  Portfolio IV Shares

Emerging Markets Portfolio II                                     200,000,000
  Shares

Tax-Managed U.S. Marketwide Value                                 200,000,000
  Portfolio II Shares

Tax-Managed U.S. Marketwide Value                                 200,000,000
  Portfolio XI Shares

U.S. Large Company Institutional Index                            200,000,000
  Portfolio Shares

     SECOND: In accordance with Section 2-105(c) of the Maryland General Corporation Law, the Board of Directors of the Corporation has adopted a resolution increasing the total number of shares of common stock that the Corporation has authority to issue from Four Billion (4,000,000,000) shares of common stock, with a par value of One Cent ($.01) per share and an aggregate par value of Forty Million Dollars ($40,000,000), to Eight Billion (8,000,000,000) shares of common stock, with a par value of One Cent ($.01) per share and an aggregate par value of Eighty Million Dollars ($80,000,000).

     THIRD: The Board of Directors of the Corporation has adopted a resolution classifying and allocating one billion six hundred million (1,600,000,000) shares of the unallocated and unissued common stock (par value $.01 per share) of the Corporation as follows: two hundred million (200,000,000) shares were allocated to each of eight new classes of common stock designated: "U.S. 6-10 Small Company Portfolio K Shares,"


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"U.S. Large Cap Value Portfolio K Shares," "U.S. 4-10 Value Portfolio K Shares,"
"U.S. Large Company Portfolio K Shares," "DFA International Value Portfolio K Shares," "Emerging Markets Portfolio K Shares," "DFA One-Year Fixed Income Portfolio K Shares" and "DFA Two-Year Global Fixed Income Portfolio K Shares."

     FOURTH: Following the aforesaid increase of the total number of authorized shares of common stock of the Corporation, and the classifications and allocations, the total number of shares of common stock which the Corporation is authorized to issue is Eight Billion (8,000,000,000) shares, with a par value of One Cent ($.01) per share and an aggregate par value of Eighty Million Dollars ($80,000,000). The allocation of shares of common stock to each of the twenty-three classes of the common stock (each a "Class" and, collectively, the "Classes") is as follows:

                                                         NUMBER OF SHARES OF COMMON STOCK
                                                            (PAR VALUE $.01 PER SHARE)
                      CLASS DESIGNATION                           ALLOCATED
                      -----------------                  --------------------------------
The DFA 6-10 Institutional                                        200,000,000
  Portfolio Shares

The DFA International Value                                       200,000,000
  Portfolio Shares

U.S. Large Cap Value                                              200,000,000
  Portfolio II Shares

U.S. 6-10 Value                                                   200,000,000
  Portfolio II Shares

DFA International Value                                           200,000,000
  Portfolio II Shares

DFA International Value                                           200,000,000
  Portfolio III Shares

U.S. Large Cap Value                                              200,000,000
  Portfolio III Shares

RWB/DFA U.S. High Book  to                                        200,000,000
  Market Portfolio  Shares

RWB/DFA Two-Year Corporate                                        200,000,000
  Fixed Income Portfolio Shares


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

                                                         NUMBER OF SHARES OF COMMON STOCK
                                                            (PAR VALUE $.01 PER SHARE)
                      CLASS DESIGNATION                           ALLOCATED
                      -----------------                  --------------------------------

RWB/DFA Two-Year Government                                       200,000,000
  Portfolio Shares

DFA International Value                                           200,000,000
  Portfolio IV Shares

Emerging Markets Portfolio II                                     200,000,000
  Shares

Tax-Managed U.S. Marketwide Value                                 200,000,000
  Portfolio II Shares

Tax-Managed U.S. Marketwide Value                                 200,000,000
  Portfolio XI Shares

U.S. Large Company Institutional Index                            200,000,000
  Portfolio Shares

U.S. 6-10 Small Company Portfolio K                               200,000,000
  Shares

U.S. Large Cap Value Portfolio K                                  200,000,000
   Shares

U.S. 4-10 Value Portfolio K Shares                                200,000,000

U.S. Large Company Portfolio K                                    200,000,000
  Shares

DFA International Value Portfolio K                               200,000,000
  Shares

Emerging Markets Portfolio K                                      200,000,000
  Shares

DFA One-Year Fixed Income Portfolio K                             200,000,000
  Shares

DFA Two-Year Global Fixed Income                                  200,000,000
  Portfolio K Shares


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

     FIFTH: A description of the shares of each Class, with the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as set or changed by the Board of Directors of the Corporation, is as follows:

     The holder of each share of each Class shall be entitled to one vote for each full share, and a fractional vote for each fractional share of stock then standing in his or her name on the books of the Corporation. All shares of the Classes then issued and outstanding and entitled to vote, irrespective of Class, shall be voted in the aggregate and not by Class, except: (1) when otherwise expressly provided by the Maryland General Corporation Law; (2) when required by the Investment Company Act of 1940, as amended, shares shall be voted by Class; and (3) when a matter to be voted upon does not affect any interest of a particular Class then only shareholders of the affected Class or Classes shall be entitled to vote thereon.

     Each share of each Class shall have the following preferences and special rights, restrictions, and limitations:

          (1) All consideration received by the Corporation for the issue or sale of stock of a Class, together with all assets, income and proceeds derived from the sale, exchange, or liquidation of assets of such Class, and any funds or payments derived from any reinvestment thereof, shall belong to such Class and shall be so recorded upon the books of account of the Corporation.

          (2) The assets of any Class shall be charged with the liabilities of such Class, and with such share of the general liabilities of the Corporation as the Board of Directors may determine.

          (3) Dividends or distributions on shares of a Class shall be paid only out of earnings, surplus, or other legally available assets of such Class.

          (4) In the event of the liquidation or dissolution of the Corporation, stockholders of a Class shall be entitled to receive, as a Class, out of the assets of the Corporation available for distribution to stockholders, but other than general assets not belonging to any particular Class, the asset belonging to such Class; and the assets so distributable to the stockholders of any Class shall be distributed among such stockholders in proportion to the number of shares of such Class held by them and recorded on the books of the Corporation. In the event that there are any general assets of the Corporation not belonging to any particular Class and available for distribution, such assets shall be distributed to the holders of stock of all Classes in proportion to the relative net asset value of the respective Classes determined as provided in the charter of the Corporation.


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          (5) The holders of the shares of stock of the Corporation shall have no preemptive rights to subscribe to new or additional shares of its stock or other securities.

     SIXTH: The shares aforesaid have been duly classified by the Board of Directors pursuant to authority contained in the charter of the Corporation.

     SEVENTH: The undersigned Vice President hereby acknowledges these Articles Supplementary to the charter to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned Vice President acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects, and that this statement is made under the penalties of perjury.

     IN WITNESS WHEREOF, the Corporation has caused these Articles to be signed in its name and on its behalf by its Vice President and attested to by its Assistant Secretary on this 23rd day of March, 2000.

ATTEST:                               DIMENSIONAL INVESTMENT GROUP
                                      INC.


 /s/ Catherine L. Newell              By:       /s/ Michael T. Scardina
--------------------------------         ---------------------------------------
Catherine L. Newell,                  Michael T. Scardina, Vice President, Chief
Assistant Secretary                   Financial Officer and Treasurer


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